Exhibit 99.1

NAPCO Announces Fourth Quarter and Fiscal Year 2019 Results

- 4th Quarter Sales Increase 9% to a Record $29.6 Million-

-20th Consecutive Quarter of Year-Over-Year Record Sales-

-Recurring Service Revenues Grew 45% for the Year-

-Net Income for the Year Increases 60% to a Record $12.2 Million -

-Adjusted EBITDA* Increases 51% to $15.0 Million-

-Management to Host Conference Call Today at 11 a.m. ET-

AMITYVILLE, N.Y., Sept. 3, 2019 /PRNewswire/ -- NAPCO Security Technologies, Inc. (NSSC), one of the world's leading solutions providers and manufacturers of high tech electronic intrusion security, school safety lock down systems, Internet of Things (IoT) connected home, video and fire systems, as well as enterprise-class access control and door locking products, today announced financial results for its fourth quarter and fiscal year ended June 30, 2019.

Financial Highlights:

●	Net sales for the quarter increased 9% to a record $29.6 million as compared to $27.3 million for the same quarter last year. Net sales for the fiscal year were a record $102.9 million, a 12% increase, as compared to $91.7 million for FY2018.
●	Recurring service revenue for the quarter increased 44% to $5.0 million as compared to $3.4 million for the same quarter last year and for the fiscal year increased 45% to $17.4 million from $12.0 million last year. Recurring service revenue now has a prospective annual run rate of $20.4 million based on June 2019 recurring revenues.
●	Net income for the quarter increased 28% to a fourth quarter record of $4.7 million from $3.7 million a year ago. Net income for the fiscal year increased 60% to a record $12.2 million from $7.6 million a year ago.
●	Earnings per share (diluted) for the quarter increased 30% to $0.26, as compared to $0.20 for the same period a year ago. Earnings per share (diluted) for the fiscal year increased 61% to $0.66, as compared to $0.41 for the same period a year ago.
●	Adjusted EBITDA* for the quarter increased 10% to $5.2 million from $4.7 million a year ago. Adjusted EBITDA* for fiscal 2019 increased 51% to $15.0 million from $10.0 million in fiscal 2018.

Richard Soloway, Chairman and President stated, "Fiscal 2019 saw NAPCO reaching new heights in both sales and profitability. I am particularly pleased with our Company continuing its uninterrupted string of 20 consecutive quarters of year-over-year record sales levels, as well as surpassing the $100M annual sales mark and generating net income of over $12 million. Recurring service revenue remained on a solid growth track, reaching a $20.4 million annual run rate, based on our June 2019 levels. We are confident that the market sectors that we have entered and compete well in, provide us with promising, aggressive growth opportunities for the future. Our investments in engineering and marketing innovative, high performing product solutions, in high growth markets, have fueled our sales growth and should provide for vibrant sales growth going forward.

During Q4, we began the launch of our new AT&T LTE StarLink® line of universal fire, intrusion alarm and IoT communicators. Providing extensive StarLink lines on both the Verizon LTE and AT&T LTE networks, enables us to provide our dealers and the marketplace, with the largest LTE service coverage area in the industry. This expansion of the StarLink footprint and product line enables us to market the most extensive and complete line of alarm communication solutions in the industry and should provide us with continued increases in market share of the Wireless Cellular Alarm Communicator Category. This past fiscal year recurring service revenue, propelled by the StarLink line, increased a solid 45%.

The award-winning StarLink Connect® solution, our IoT communicator, continued to exhibit solid sales growth in fiscal 2019 and contribute to our recurring service revenue growth. StarLink Connect enables dealers to generate incremental RSR with new installations and upgrading the estimated 16 million legacy regular alarm systems to offer our iBridge® connected home/business services, giving end-user customers the ability to use an app to remotely operate their security systems, lighting, locks, thermostats, and video cameras, from any smart device.

Launched this past year, and an additional RSR-generating product by NAPCO, our breakthrough, innovative FireLink®, all-in-one, 8-32 zone fire alarm control panel with built-in cellular LTE, StarLink-powered alarm communicator, has grown quickly in sales.  The unique FireLink solution, comes pre-configured with an integrated and pre-activated cellular communicator, saving considerable installation time and money for the dealer doing new installations as well as replacing  an aging landline-connected fire panel."

Mr. Soloway continued, "NAPCO is proud to have played a leadership role this past year, in helping to improve school safety and security levels at K-12 schools, universities and colleges, across the U.S. We continue to train record numbers of security dealers, integrators and school personnel on our proprietary School Access-control Vulnerability Index ("SAVI") and Audit System, which quantitatively measures a school's total security level. The index highlights deficiencies in the school's preparedness level and creates an action plan so that weaknesses can be addressed. There has been a considerable increase in demand for our Company's advanced, integrated line of education-focused security solutions, including our wireless locking and access control solutions, marketed by our Alarm Lock, Marks and Continental Access Control Divisions and NAPCO's high-technology alarm and communication systems.

NAPCO's integrated, wireless access control solutions, joining together our Continental Division's enterprise-class access control systems with our Alarm Lock Division's ArchiTech™ and Networx Series wireless access control locks, experienced sales growth this past fiscal year. Our Company's unique integration of labor-saving, cost-effective access locking products into even the largest, most demanding end-user applications, allows us to greatly expand the amount of affordable access control points to protect any public buildings or facilities."

Mr. Soloway concluded, "We are gratified by the progress we have seen this past year and are confident that our investments in the engineering and marketing of unique, innovative products, positioned in high-sales-growth markets, with an emphasis on driving strong RSR growth for our Company, should drive us to strong sales and profit growth, for the foreseeable future. Having built a strong foundation for growth, we look forward to continued success in the coming 2020 fiscal year."

Financial Results

Net sales for the three months ended June 30, 2019 increased 9% to a record fourth quarter revenue of $29.6 million, as compared to $27.3 million for the same period one year ago. Net sales for the fiscal year ended June 30, 2019 increased 12% to $102.9 million, as compared to $91.7 million for the same period one year ago. Research and development costs for the quarter increased 8% to $1.9 million or 6.3% of sales as compared to $1.7 million or 6.3% of sales last year. Research and development costs for fiscal year 2019 increased 9% to $7.2 million or 7% of sales as compared to $6.6 million or 7.2% of sales last year. Selling, general and administrative expenses for the quarter increased 3% to $6.3 million, or 21.3% of sales, as compared to $6.1 million, or 22.5% of sales for the same period last year. Selling, general and administrative expenses for the fiscal year ended June 30, 2019 increased 1% to $23.2 million, or 22.6% of sales, as compared to $23.0 million, or 25.0% of sales for the same period last year.

Operating income for the three months ended June 30, 2019 increased 11% to $4.8 million as compared to $4.3 million for the same period a year ago, Operating income for the fiscal year ended June 30, 2019 increased 60% to $13.5 million, as compared to $8.4 million for the same period a year ago.

Net income for the three months ended June 30, 2019 increased 28% to a fourth quarter record of $4.7 million, or $0.26 per diluted share, as compared to $3.7 million, or $0.20 per share, for the same quarter last year. Net income for the fiscal year ended June 30, 2019 increased 60% to a record $12.2 million, or $0.66 per diluted share, as compared to $7.6 million, or $0.41 per share, for the same period last year.

Adjusted EBITDA* for the three months ended June 30, 2019 increased 10% to $5.2 million, or $0.28 per diluted share, as compared to $4.7 million, or $0.25 per diluted share for the same period last year. Adjusted EBITDA* for the fiscal year ended June 30, 2019 increased 51% to  $15.0 million, or $0.81 per diluted share, as compared to $10.0 million, or $0.53 per diluted share for the same period last year.

Balance Sheet Summary

At June 30, 2019, the Company had $8.0 million in cash and cash equivalents as compared to $5.3 million as of June 30, 2018. NAPCO had working capital (defined as current assets less current liabilities) of $51.1 million at June 30, 2019 as compared with working capital of $44.3 million at June 30, 2018. Current ratio (defined as current assets divided by current liabilities) was 4.6:1 at June 30, 2019 and 5.7:1 at June 30, 2018.

Conference Call Information

Management will conduct a conference call at 11 a.m. ET today, September 3, 2019. Interested parties may participate in the call by dialing 1-877-407-4018 or for international callers, 1-201-689-8471, about 5-10 minutes prior to the start time of 11 a.m. ET. The conference call will also be available on replay starting at 2 p.m. ET on September 3, 2019 and ending on September 10, 2018 at 11:59 p.m. ET. For the replay, please dial 1-844-512-2921 domestically, or 1-412-317-6671 for international callers, and use the replay access code 13694088.

In addition, the call will be webcast and will be available on the Company's website at www.napcosecurity.com.

About NAPCO Security Technologies, Inc.

NAPCO Security Technologies, Inc. is one of the world's leading solutions providers and manufacturers of high technology electronic security (including recurring service fee revenue), school safety lock down systems, IoT connected home, video, fire alarm, access control and door locking systems. The Company consists of four Divisions: NAPCO, its security and IoT connected home segment, plus three wholly-owned subsidiaries: Alarm Lock, Continental Instruments and Marks USA. Headquartered in Amityville, New York, its products are installed by tens of thousands of security professionals worldwide in commercial, industrial, institutional, residential and government applications. NAPCO products have earned a reputation for innovation, technical excellence and reliability, positioning the Company for growth in the multi-billion dollar and rapidly expanding electronic security market. For additional information on NAPCO please visit the Company's web site at http://www.napcosecurity.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve numerous risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in the Company's filings with the Securities and Exchange Commission.

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2019	June 30, 2018
	(in thousands)
CURRENT ASSETS
Cash and cash equivalents	$8,028	$5,308
Accounts receivable, net of allowance for doubtful accounts of $88 and $195 at June 30, 2019 and 2018, respectively, and other reserves	25,970	22,738
Inventories	29,576	24,533
Prepaid expenses and other current assets	1,881	1,124
Total Current Assets	65,455	53,703
Inventories - non-current	5,262	4,401
Deferred income taxes	-	564
Property, plant and equipment, net	7,694	6,791
Intangible assets, net	7,232	7,545
Other assets	265	265
TOTAL ASSETS	$85,908	$73,269

CURRENT LIABILITIES
Accounts payable	$5,135	$4,807
Accrued expenses	6,273	2,112
Accrued salaries and wages	2,416	2,190
Accrued income taxes	548	293
Total Current Liabilities	14,372	9,402
Deferred income taxes	72	-
Accrued income taxes	292	414
Total Liabilities	14,736	9,816
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common Stock, par value $0.01 per share; 40,000,000 shares authorized; 21,227,094 and 21,204,327 shares issued; and 18,477,784 and 18,729,082 shares outstanding, respectively	212	212
Additional paid-in capital	17,103	16,890
Retained earnings	70,924	59,420
Less: Treasury Stock, at cost (2,749,310 and 2,475,245 shares, respectively)	(17,067)	(13,069)
TOTAL STOCKHOLDERS' EQUITY	71,172	63,453
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$85,908	$73,269

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months ended June 30,
	2019	2018
	(in thousands, except share and per share data)
Net sales:
Equipment revenues	$24,633	$23,818
Service revenues	4,951	3,442
	29,584	27,260
Cost of sales:
Equipment related expenses	15,559	14,382
Service related expenses	1,094	740
	16,653	15,122

Gross Profit	12,931	12,138
Research and development	1,854	1,715
Selling, general, and administrative expenses	6,311	6,146
	8,165	7,861
Operating Income	4,766	4,277
Other expense:
Interest expense, net	3	14
Income before Provision for Income Taxes	4,763	4,263
Provision for Income Taxes	35	566
Net Income	$4,728	$3,697

Income per share:
Basic	$0.26	$0.20
Diluted	$0.26	$0.20

Weighted average number of shares outstanding:
Basic	18,475,000	18,720,000
Diluted	18,534,000	18,764,000

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months ended June 30,
	2019	2018
	(in thousands, except share and per share data)
Net sales:
Equipment revenues	$85,505	$79,744
Service revenues	17,427	12,002
	102,932	91,746
Cost of sales:
Equipment related expenses	55,240	50,962
Service related expenses	3,802	2,789
	59,042	53,751

Gross Profit	43,890	37,995
Research and development	7,212	6,630
Selling, general, and administrative expenses	23,212	22,951
	30,424	29,581
Operating Income	13,466	8,414
Other expense:
Interest expense, net	21	81
Income before Provision for Income Taxes	13,445	8,333
Provision for Income Taxes	1,222	684
Net Income	$12,223	$7,649

Income per share:
Basic	$0.66	$0.41
Diluted	$0.66	$0.41

Weighted average number of shares outstanding:
Basic	18,574,000	18,788,000
Diluted	18,624,000	18,825,000

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months ended June 30,
	2019	2018
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$12,223	$7,649
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,409	1,409
Provision for doubtful accounts	(26)	40
Change to inventory obsolescence reserve	(272)	788
Deferred income taxes	755	80
Non-cash stock based compensation expense	160	146
Changes in operating assets and liabilities:
Accounts receivable	(1,440)	(2,503)
Inventories	(5,991)	857
Prepaid expenses and other current assets	318	206
Other assets	(11)	(151)
Accounts payable, accrued expenses, accrued salaries and wages, accrued income taxes	1,528	(656)
Net Cash Provided by Operating Activities	8,653	7,865
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant, and equipment	(1,988)	(1,280)
Net Cash Used in Investing Activities	(1,988)	(1,280)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on long-term debt	-	(3,500)
Proceeds from stock option exercises	53	106
Cash paid for purchase of treasury stock	(3,998)	(1,337)
Net Cash Used in Financing Activities	(3,945)	(4,731)
Net Change in Cash and Cash Equivalents	2,720	1,854
CASH AND CASH EQUIVALENTS - Beginning	5,308	3,454
CASH AND CASH EQUIVALENTS - Ending	$8,028	$5,308
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid, net	$23	$82
Income taxes paid	$262	$186
Surrender of Common Shares	8	11

NAPCO SECURITY TECHNOLOGIES, INC.

NON-GAAP MEASURES OF PERFORMANCE* (Unaudited)

(in thousands, except share and per share data)

	3 months ended June 30,		12 months ended June 30,
	2019	2018	2019	2018
Net income (GAAP)	$4,728	$3,697	$12,223	$7,649
Add back provision for income taxes	35	566	1,222	684
Add back interest and other expense	3	14	21	81
Operating Income (GAAP)	4,766	4,277	13,466	8,414
Adjustments for non-GAAP measures of performance:
Add back amortization of acquisition-related intangibles	78	93	313	371
Add back stock-based compensation expense	8	4	160	145
Adjusted non-GAAP operating income	4,852	4,374	13,939	8,930
Add back depreciation and other amortization	299	291	1,096	1,039
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization)	$5,151	$4,665	$15,035	$9,969

Adjusted EBITDA* per Diluted Share	$0.28	$0.25	$0.81	$0.53
Weighted average number of Diluted Shares outstanding	18,534,000	18,769,000	18,624,000	18,825,000

* Non-GAAP Information. Certain non-GAAP measures are included in this press release, including EBITDA, non-GAAP operating income and Adjusted EBITDA. We define EBITDA as GAAP net income plus income tax expense (benefit), net interest expense, non-cash stock-based expense and depreciation and amortization expense. Non-GAAP operating income does not include amortization of intangibles or stock-based compensation expense. These non-GAAP measures are provided to enhance the user's overall understanding of our financial performance. By excluding these charges our non-GAAP results provide information to management and investors that is useful in assessing NAPCO's core operating performance and in comparing our results of operations on a consistent basis from period to period. The presentation of this information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliation of GAAP to non-GAAP financial measures included in the above.

Contacts:
Patrick McKillop
Director of Investor Relations
NAPCO Security Technologies, Inc.
OP: 800-645-9445 x 374
CP: 516-404-3597
pmckillop@napcosecurity.com